Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES SECOND QUARTER 2009 RESULTS

Second Quarter Highlights

•                  Second quarter 2009 AFFO per share of $0.26.

•                  NorthStar has $263 million of available liquidity at June 30, 2009.

•                  NorthStar has repurchased $50 million of its corporate notes at an average 52% discount to par since beginning of the second quarter 2009.

•                  Second quarter 2009 common stock cash dividend of $0.10 per share.

•                  NorthStar eliminated $116 million of future funding obligations and received $40 million of loan repayments during the second quarter.

NEW YORK, NY, July 31, 2009 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the second quarter ended June 30, 2009.

NorthStar reported adjusted funds from operations (“AFFO”) for the second quarter 2009 of $0.26 per share compared to $0.42 per share for the second quarter 2008.  AFFO for the second quarter 2009 was $19.5 million, compared to $29.2 million for the second quarter 2008.  Net loss to common stockholders for the second quarter 2009 was ($4.3) million, or ($0.06) per share, compared to a loss of ($25.1) million, or ($0.40) per share for second quarter 2008. Second quarter 2009 net loss includes ($1.9) million of unrealized losses relating to mark-to-market adjustments, compared to ($42.1) million of unrealized losses in the second quarter 2008.  The non-cash mark-to-market income is excluded from AFFO.

At June 30, 2009, diluted GAAP book value per common share was $17.74.  For the quarter ended June 30, 2009, NorthStar generated a 9.1% return on average common book equity, excluding general and administrative expenses, and 5.8% inclusive of these corporate costs. For a reconciliation of net income to AFFO and calculations of return on average common book equity and diluted book value per common share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “NorthStar continues to navigate these very difficult market conditions by focusing intensively on liquidity and credit risk management.  This quarter we made significant progress on reducing our non-discretionary future funding obligations, which should result in approximately $80 million of unrestricted cash savings for NorthStar over the next 12 to 18 months.  Credit conditions are getting more challenging across the sector, but we believe our focus on strong investment structures, disciplined underwriting and diversification, combined with our experienced risk management team should enable NorthStar to continue to outperform other market participants.”

Mr. Hamamoto continued, “Looking forward, we still believe there will be exceptional investment opportunities arising from this economic and financial crisis.  Our strategy, announced last quarter, is to raise and manage fresh equity capital in the non-listed REIT market.  We are committed to penetrating this market as the leading investor in commercial real estate debt and fixed income securities.”

Investment Summary

During the second quarter 2009, NorthStar repurchased $22 million face amount of its 7.25% exchangeable notes for approximately $9 million cash at a 56% average discount to par.  NorthStar also sold to an unaffiliated party, at par, three loans totaling $39 million.  Concurrent with the sale of the loans, NorthStar provided to the buyer a new loan collateralized by the sold loans and a $5 million guarantee on an unrelated property.  During the second quarter 2009, NorthStar received $40 million of loan repayments, of which $16 million represented partial repayments and $24 million related to a discounted repayment on a $28 million first mortgage loan well in advance of its final maturity date.  NorthStar also invested in $50 million of securities, and received $49 million of proceeds from securities sales.  No net lease properties were acquired during the second quarter 2009.

NorthStar had approximately $6.6 billion of assets under management at June 30, 2009.

Financing

Total available liquidity at June 30, 2009 was approximately $263 million, including $106 million of unrestricted cash and cash equivalents, and $157 million of uninvested and available cash in NorthStar’s secured term financings. At June 30, 2009, NorthStar had $415 million outstanding under its secured term and revolving credit facilities and the average cost of NorthStar’s on-balance sheet debt was 3.34%. NorthStar intends to fully repay the approximately $12 million outstanding balance on its credit facility with JP Morgan on its August 8, 2009 maturity date.  As of July 31, 2009, NorthStar has repurchased a total of $104 million face of its 7.25% exchangeable notes for approximately $45 million cash, and $18 million face of its 11.50% exchangeable notes for approximately $10 million cash.  During the second quarter, NorthStar reduced future funding commitments on real estate loans by $116 million.

Risk Management

As of June 30, 2009, NorthStar had four non-performing loans (“NPLs”), as previously announced, with aggregate outstanding principal balances totaling $73 million.  NorthStar designates a loan as non-performing at such time as the loan becomes 90 days delinquent on contractual debt service payments or the loan has a maturity default.  NorthStar recorded $17 million of credit loss provisions relating to eight loans during the second quarter 2009, increasing total credit loss reserves to $50 million on 13 loans at June 30, 2009.  During the second quarter, NorthStar had a $4 million charge-off related to the discounted payoff on the $28 million first mortgage bearing a LIBOR + 4.5% interest rate and having a February 2012 final maturity date.  NorthStar agreed to take the discounted payoff nearly 32 months in advance of the loan’s final maturity date.

The weighted average first and last dollar loan-to-value ratios of NorthStar’s real estate loans were 26.7% and 81.0%, respectively, at June 30, 2009.  NorthStar generally uses original loan-to-cost statistics in its reported loan-to-value ratios, except when there are asset-specific events which would indicate revaluation of the collateral is necessary, such as for loans where a credit loss reserve is deemed appropriate and for non-performing loans.

NorthStar’s NPLs at June 30, 2009 consist of a first mortgage with an outstanding balance of $21 million secured by a condo/hotel development site in New York City, a first mortgage with an outstanding balance of $14 million secured by a seven-unit condominium/multi-family development site in New York City, a junior participation in a first mortgage with an outstanding balance of $29 million secured by a master planned community located in Orlando, Florida, and a mezzanine loan with an outstanding balance of $9 million secured by a multi-family development site located in Washington, DC.  Three of the NPLs have maturity defaults and NorthStar has reserves totaling $15 million for these assets, the fourth is 90 days delinquent in debt service payments and has reserves fully covering its $9 million balance.

NorthStar’s securities portfolio had 64 downgrades representing $345 million of securities during the second quarter 2009. NorthStar reports all current rating actions issued by each agency independently of actions issued during prior quarters. The average credit rating of NorthStar’s real estate securities was BB+/Ba1, which was the same as the prior quarter.  During the second quarter 2009, S&P downgraded several classes of notes issued by five NorthStar commercial real estate term financings primarily backed by commercial real estate securities, N-Star I, II, III, VII, and IX. During the second quarter, Moody’s downgraded several classes of notes issued by N-Star IV, and Fitch downgraded several classes of notes issued by N-Star V, two NorthStar commercial real estate term financings.  Rating agency actions associated with NorthStar’s issued secured term debt notes have no impact on the payment terms of such debt.

NorthStar’s net lease portfolio was 92% leased and net lease assets have an 8.3 year weighted average remaining lease term as of June 30, 2009.  During the quarter, NorthStar completed two lease renewals totaling approximately 201,439 square feet of rentable space for Lockheed Martin, a sub-tenant in a joint venture property located in Colorado, and Cincom Systems, Inc. located in Ohio. For more information regarding the core net lease assets, please refer to the tables on the following pages.

Andrew C. Richardson, chief financial officer and treasurer, stated, “This quarter we continue to make significant progress in bolstering liquidity by reducing future funding obligations as well as seeking asset monetization opportunities through which we can generate liquidity and manage credit by accommodating discounted payoffs.  We will be selective in taking discounts, and only when we believe there is an economic and/or credit benefit from doing so.”

Mr. Richardson continued, “NorthStar remains in compliance with all of its overcollateralization and interest coverage tests in its CDO financings as of June 30, 2009, and we have seen compelling investment opportunities that are enabling us to aggressively manage our CDOs in anticipation of future downgrade actions, especially from Standard and Poor’s, who has put most of its rated CMBS universe on watch for downgrade.  Downgrade actions can negatively impact overcollateralization tests, even if the related security is performing according to its contractual terms.”

Stockholder’s Equity and Dividends

At June 30, 2009, NorthStar had 76,067,306 total shares and operating partnership units outstanding, and $107.9 million of minority interest relating to its operating partnership. During the second quarter 2009, NorthStar sold approximately 1.2 million common shares at a weighted average net price of $3.08 per share. Book value per diluted common share was $17.74 at June 30, 2009. Exclusive of all unrealized mark-to-market adjustments and accumulated depreciation, book value at June 30, 2009 would be $7.89 per diluted common share. For a calculation of book value per diluted common share, please refer to the table on the following pages.

On July 21, 2009, NorthStar announced that it’s Board of Directors declared a dividend of $0.10 per share of common stock, payable with respect to the quarter ended June 30, 2009.  The dividend is expected to be paid on August 14, 2009 to shareholders of record as of the close of business on August 4, 2009.

Earnings Conference Call

NorthStar will hold a conference call to discuss second quarter 2009 financial results on Friday July 31, 2009, at 11:00 AM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.  The Company will post on its website, www.nrfc.com, a June 30, 2009 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 877-941-1469, or for international callers, by dialing 480-629-9676.

A replay of the call will be available one hour after the call through Friday August 7, 2009 by dialing 800-406-7325 or 303-590-3030 for international callers, using pass code 4117554.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues and other income:
Interest income	$35,749	$49,885	$72,533	$113,590
Interest income – related parties	4,443	3,582	8,950	7,343
Rental and escalation income	24,401	29,020	51,649	57,977
Advisory and management fee income – related parties	1,808	6,546	3,499	8,876
Other revenue	178	3,983	346	4,959
Total revenues	66,579	93,016	136,977	192,745
Expenses:
Interest expense	31,921	46,522	66,033	101,980
Real estate properties – operating expenses	2,806	2,037	4,933	4,085
Asset management fees – related parties	854	933	1,707	3,039
Provision for loan losses	17,000	2,500	38,462	3,250
General and administrative:
Salaries and equity based compensation (1)	11,235	9,925	22,845	21,655
Auditing and professional fees	2,274	1,234	4,537	3,675
Other general and administrative	3,464	3,532	7,046	7,415
Total general and administrative	16,973	14,691	34,428	32,745
Depreciation and amortization	17,382	9,977	32,196	19,915
Total expenses	86,936	76,660	177,759	165,014
Income (loss) from operations	(20,357)	16,356	(40,782)	27,731
Equity in earnings/(loss) of unconsolidated ventures	159	(5,440)	(4,259)	(5,618)
Unrealized (loss)gain on investments and other	(616)	(41,257)	90,045	169,688
Realized gain on investments and other	23,283	7,074	60,196	7,084
Consolidated net income (loss)	2,469	(23,267)	105,200	198,885
Net income (loss) attributable to the non-controlling interests	(1,490)	3,439	(14,355)	(19,677)
Preferred stock dividends	(5,231)	(5,231)	(10,463)	(10,462)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(4,252)	$(25,059)	$80,382	$168,746
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.06)	$(0.40)	$1.22	$2.69
Weighted average number of shares of common stock:
Basic	67,353,541	62,708,688	65,964,065	62,662,208
Diluted	75,049,690	70,192,538	73,660,271	69,799,329

(1) The three months ended June 30, 2009 and 2008 include $5,320 and $5,966 of equity based compensation expense, respectively.  The six months ended June 30, 2009 and 2008 include $10,465 and $12,957 of equity based compensation expense, respectively.

NorthStar Realty Finance Corp.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS:
Cash and cash equivalents	$105,548	$134,039
Restricted cash	156,296	163,157
Operating real estate – net	1,112,434	1,127,000
Available for sale securities, at fair value	221,996	221,143
Real estate debt investments, net	2,008,856	1,976,864
Real estate debt investments, held-for-sale	—	70,606
Investments in and advances to unconsolidated ventures	55,536	101,507
Receivables, net of allowance of $0 in 2009 and 2008	19,749	24,806
Unbilled rents receivable	9,160	7,993
Derivative instrument, at fair value	4,410	9,318
Deferred costs and intangible assets, net	62,772	79,633
Other assets	56,424	27,660
Total assets	$3,813,181	$3,943,726

LIABILITIES:
Mortgage notes and loans payable	906,697	910,620
Exchangeable senior notes	153,859	233,273
Bonds payable, at fair value	397,756	468,638
Credit facilities	12,182	44,881
Secured term loans	402,989	403,907
Liability to subsidiary trusts issuing preferred securities, at fair value	95,747	69,617
Obligations under capital leases	3,541	3,555
Accounts payable and accrued expenses	19,117	27,478
Escrow deposits payable	41,928	46,353
Derivative liability, at fair value	58,310	87,220
Other liabilities	30,235	34,424
Total liabilities	2,122,361	2,329,966

EQUITY:
NorthStar Realty Finance Corp. Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share, 7,600,000 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 68,371,213 and 62,906,693 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	684	634
Additional paid-in capital	636,054	620,028
Treasury stock, 0 and 475,051 shares held at June 30, 2009 and December 31, 2008, respectively	—	(1,384)
Retained earnings	706,812	648,860
Accumulated other comprehensive loss	(102,361)	(94,343)
Total NorthStar Realty Finance Corp. Stockholders’ Equity	1,482,561	1,415,167
Non-controlling interest	208,259	198,593
Total equity	1,690,820	1,613,760
Total liabilities and stockholders’ equity	$3,813,181	$3,943,726

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Funds from Operations:
Consolidated net income (loss)	$2,469	$(23,267)	$105,200	$198,885
Non-controlling interest in joint ventures	(1,976)	448	(4,440)	203
Consolidated net income (loss) before non-controlling interest in operating partnership	493	(22,819)	100,760	199,088
Adjustments:
Preferred stock dividends	(5,231)	(5,231)	(10,463)	(10,462)
Depreciation and amortization	17,382	9,977	32,196	19,915
Real estate depreciation and amortization – unconsolidated ventures	247	247	494	494
Funds from Operations	$12,891	$(17,826)	$122,987	$209,035

Adjusted Funds from Operations:
Funds from Operations	$12,891	$(17,826)	$122,987	$209,035
Straight-line rental income, net	(699)	(716)	(1,171)	(1,473)
Straight-line rental income and fair value lease revenue (SFAS 141 adjustment), unconsolidated ventures	(25)	(39)	(57)	(85)
Amortization of equity-based compensation	5,320	5,966	10,464	12,957
Fair value lease revenue (SFAS 141 adjustment)	163	(305)	(162)	(611)
Unrealized (gains)/losses from mark-to-market adjustments	(3,847)	36,833	(98,410)	(176,595)
Unrealized losses from mark-to-market adjustments, unconsolidated ventures	5,728	5,292	8,493	9,647
Adjusted Funds from Operations	$19,531	$29,205	$42,144	$52,875

FFO per share of Common Stock	$0.17	$(0.25)	$1.67	$2.99
AFFO per share of Common Stock	$0.26	$0.42	$0.57	$0.76

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; and (iv) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from or adding to FFO:

•                  normalized recurring expenditures that are capitalized by NorthStar and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue under SFAS 141;

•                  the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and

•                  an adjustment to reverse the effects of non-cash unrealized gains/(losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines.  NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested.  Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business.  ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A)

($ in thousands)

	Three Months
	Ended
	June 30, 2009		Annualized (2)
Adjusted Funds from Operations (AFFO)	$19,531		$78,124	(A)
Plus: General & Administrative Expenses	16,973
Less: Equity-Based Compensation included in G&A	5,320
Less: Bad Debt Expense included in G&A	531
AFFO, excluding G&A	30,653		122,612	(B)

Average Common Book Equity & Operating Partnership Non-Controlling Interest (1)	$1,348,759	(C)

Return on Average Common Book Equity (including G&A)	5.8	%(A)/(C)
Return on Average Common Book Equity (excluding G&A)	9.1	%(B)/(C)

(1)

Average Common Book Equity & Operating Partnership Non-Controlling Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2)	Annualized numbers are calculated by taking the current quarter amounts and multiplying by 4.

Return on Average Common Book Equity by Business Segment (Pre-G&A)

Including and Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization

($ in thousands)

	Lending	Securities	Healthcare Net Lease	Core Net Lease	Corporate / Other	Total
AFFO, Pre-G&A	$(10,775)	$25,015	$2,208	$2,235	$11,970	$30,653
Annualized (A)	(43,100)	100,060	8,832	8,940	47,880	122,612
Average Common Book Equity and Operating Partnership Non-Controlling Interest (B) (1)	984,382	90,388	61,954	50,467	161,568	1,348,759
Allocated Cumulative Mark-To-Market Adjustments for Assets, Liabilities and Interest Rate Swaps	(704,065)	(13,932)	(44,704)	(49,304)	(31,752)	(843,757)
Accumulated Depreciation and Amortization	—	—	43,722	58,082	—	101,804
Average Common Book Equity and Operating Partnership Non-Controlling Interest Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization (C) (1)	$280,317	$76,456	$60,972	$59,245	$129,816	$606,806

ROE, Net (A/B)	NM	110.7%	14.3%	17.7%	29.6%	9.1%
ROE, Gross (A/C)	NM	130.9%	14.5%	15.1%	36.9%	20.2%

(1) Average Common Book Equity & Operating Partnership Non-Controlling Interest computed using beginning and ending of period balances.  ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Management Fees From Secured Term Debt Financings at June 30, 2009

($ in thousands)

					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets	Senior	Subordinate	Total	Revenue
N-Star I	$284,621	0.15%	0.20%	0.35%	$996
N-Star II	300,412	0.15%	0.20%	0.35%	1,051
N-Star III	408,336	0.15%	0.20%	0.35%	1,429
N-Star IV	397,498	0.15%	0.20%	0.35%	1,391
N-Star V	545,118	0.15%	0.20%	0.35%	1,908
N-Star VI	454,768	0.15%	0.25%	0.40%	1,819
N-Star VII	657,175	0.15%	0.20%	0.35%	2,300
N-Star VIII	875,781	0.15%	0.25%	0.40%	3,503
N-Star IX(1)	879,444	0.15%	0.25%	0.40%	3,518

Total	$4,803,153				$17,915

(1)        N-Star IX is owned by the NorthStar Real Estate Securities Opportunity Fund.  NorthStar directly receives 33% of the management fees related to N-Star IX.

Term Debt Financing Cash Distributions and Coverage Test Summary

($ in thousands)

			Quarterly
		Cash Distributions (1)	Interest Coverage	Overcollateralization
	Primary	Quarter Ended	Cushion (2)	Cushion
	Collateral	June 30,	June 30,	June 30,	At
	Type	2009	2009	2009	Offering

N-Star I	CMBS	—	$481	$6,235	$8,687
N-Star II	CMBS	396	328	2,861	10,944
N-Star III	CMBS	1,212	901	25,212	13,610
N-Star IV	Loans	2,617	2,602	17,050	19,808
N-Star V	CMBS	1,292	1,257	51,934	12,940
N-Star VI	Loans	2,574	2,704	22,179	17,412
N-Star VII	CMBS	1,801	2,752	97,915	13,966
N-Star VIII	Loans	4,152	5,582	17,989	42,193
N-Star IX (3)	CMBS	617	1,784	90,395	24,516

Cash distributions to the retained income notes.

Interest coverage and overcollateralization coverage to the most constrained class.

(1) Cash distributions are exclusive of senior management fees which are not subject to the coverage tests.

(2) Quarterly interest cushion and overcollateralization cushion from remittance report issued on date nearest to June 30th.

(3) NorthStar indirectly owns approximately 49% of N-Star IX income notes through its interest in the Securities Fund.

CMBS Vintages Under Management

($ in thousands)

	$	%	Cumulative
1996	$616	0.1%	0.1%
1997	51,908	3.0%	3.1%
1998	100,106	5.8%	8.9%
1999	36,225	2.1%	11.0%
2000	137,062	7.9%	18.9%
2001	101,302	5.9%	24.8%
2002	70,032	4.1%	28.9%
2003	124,820	7.2%	36.1%
2004	222,199	12.9%	49.0%
2005	409,134	23.7%	72.7%
2006	269,923	15.6%	88.3%
2007	176,844	10.2%	98.5%
2008	26,480	1.5%	100.0%
Total	$1,726,651	100.0%

Securities Fund	640,790

Total CMBS	$2,367,441

Credit Ratings Distribution of Securities Under Management

($ in thousands)

	$	%
AAA	$68,728	2.9%
AA	81,162	3.4%
A	272,159	11.6%
BBB	918,377	39.0%
BB	634,067	26.9%
B	167,282	7.1%
CCC	109,154	4.6%
CC	92,502	3.9%
C	13,692	0.6%
Total	$2,357,123	100.0%

Securities Fund	887,843
Total Securities	$3,244,966

Assets Under Management at June 30, 2009

($ in thousands)

	$	%
Investment grade securities	$1,597,403	24.1%
First mortgage (1)	1,390,273	21.0%
Non-investment grade securities	1,647,562	24.9%
Mezzanine and other subordinate loans (2)	748,892	11.3%
Non-investment grade net lease (3)	1,029,041	15.6%
Investment grade net lease (3)	206,223	3.1%
Total	$6,619,394	100.0%

(1) Includes $233 million of junior participations in first mortgages.

(2) Includes $91 million of equity investments primarily related to real estate and corporate loans.

(3) Net lease amounts prior to accumulated depreciation and impact of statement of FAS No. 141.

Second Quarter Funded Securities Investment Statistics

($ in thousands)

Amount Invested (1)

CMBS (2)	$45,955
REIT Debt	2,145
CDO Debt	2,289
Total Securities	$50,389

(1) Par amount was $235 million.

(2) $43 million (94%) represented investment grade securities.

Book Value Rollforward

($ in thousands, except per share data)

	$	Per Share
Common book value at March 31, 2009 (diluted)	$1,348,440	$18.05

Net income to common shareholders and non-controlling interest, excluding non-cash mark to market items included in net income	(2,858)	(0.04)

Mark to market adjustments included in net income:
Securities fund	(5,728)	(0.08)
Secured debt liabilities	6,457	0.09
Trust preferred debt	(28,026)	(0.38)
Securities and Investments held at market value under FAS159	14,912	0.20
Swaps and other hedges	10,505	0.14

Mark to market adjustments in other comprehensive income and non-controlling interest:
Effective hedges	5,659	0.08
Available for sale securities	(1,207)	(0.02)

Equity component of exchangeable senior notes repurchased	(845)	(0.01)

Common dividends	(7,469)	(0.10)

Accretion/(dilution) from additional shares issued during quarter (1)	9,237	(0.19)
Total net increases/(decreases)	637	(0.31)

Common book value at June 30, 2009 (diluted) (2)	$1,349,077	$17.74

(1) Relates to amortization of  LTIP shares and issuance of common shares from DRIP, DSPP, and EPP plan. Per share dilution as a result of common shares issued.

(2) Cumulative net mark-to-market adjustments total a positive $857.6 million ($11.28 per diluted share) and accumulated real estate depreciation and amortization total a negative $108.7 million ($1.43 per diluted share) as of June 30, 2009.  Excluding all mark-to-market adjustments and accumulated depreciation and amortization would result in a $7.89 diluted book value per common share at June 30, 2009.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

				Years				Acquisition
Date			Square	Net	Acquisition		Existing	Cost less
Acquired	Tenant or Guarantor of Tenant	Location/MSA	Feet	Lease (1)	Cost (2)		Debt	Debt

Oct-2004	ALGM Portfolio — Various (3)	Three properties in New York, NY	35,965	2.0-8.0	$10,355	(4)	$0	$10,355
Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	8.4	33,826		23,651	10,175
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	11.3	34,303		30,564	3,739
Jun-2007	Vacant	Reading, PA	609,000	N/A	28,473		19,031	9,442
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	16.5	34,519		28,307	6,212
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	7.7	30,144		22,329	7,815
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)	9 properties	467,971	6.6-15.2	64,503		48,938	15,565
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	6.3	62,718		47,338	15,380
Dec-2005	General Electric Co. & Cincom Systems, Inc. (5)	Springdale, OH/Cincinnati	486,963	0.5-12.5	69,341		52,772	16,569
Aug-2005	GSA — U.S. Department of Agriculture	Salt Lake City, UT	117,553	2.8	22,424		15,668	6,756
Jul-2006	Northrop Grumman Space & Mission Systems Corp. (6)	Aurora, CO/Denver	183,529	6.0	43,625		34,303	9,322
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	5.9-8.1	21,955		17,230	4,725
Feb-2006	Quantum Corporation (7)	Colorado Springs, CO	406,207	0.4-11.7	27,635		18,328	9,307
Jan-2005	Vacant (8)	Chatsworth, CA/ Los Angeles	257,336	N/A	65,159		52,067	13,092

Total NRFC NNN Holdings, LLC Portfolio			3,949,329	8.2	$548,980		$410,526	$138,454

(1) Remaining lease terms as of June 30, 2009.  Total represents weighted average based on acquisition cost.

(2) Acquisition cost does not include SFAS 141 “Business Combinations” purchase price allocations.

(3) The three ALGM portfolio properties, and six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.

(4) The three ALGM properties were owned by NorthStar’s predecessor prior to NorthStar’s initial public offering.  The value in acquisition cost column reflects the undepreciated book value when the properties were transferred to a subsidiary of NRFC NNN Holdings, LLC at the time of  NorthStar’s initial public offering (10/29/04).

(5) On June 23, 2009 NorthStar and Cincom Systems, Inc. agreed to a lease term extension to December 31, 2021.

(6) The Northrop Grumman Space & Mission Systems Corp. property is financed with a $33.2 first mortgage with a third party and a $1.1 million mezzanine loan held by a consolidated NorthStar entity.

(7) Dollar amounts shown are 50% of total values, representing NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

(8) NorthStar is in discussions with the special servicer of the first mortgage loan to transfer the properties to the mortgage holder.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended June 30, 2009				Primary Tenant
				NOI Less			Actual
				Debt	Market Cap		Credit
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service	Service	(1)		Rating

ALGM Portfolio - Various	$560	$459	—	$459	mixed tenants
Alliance Data Systems Corp.	582	579	(455)	124	$2,434		not rated
Citigroup, Inc.	525	524	(501)	23	16,358		A/A3
Vacant	—	(264)	(333)	(597)	N/A		N/A
Covance, Inc.	608	607	(518)	89	3,141		not rated (2)
Credence Systems Corp.	661	662	(447)	215	61		not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,272	1,234	(974)	260	1,933		not rated (3)
Electronic Data Systems Corp.	1,371	1,370	(825)	545	13,900		NR/A2
General Electric Co. & Cincom Systems, Inc.	1,298	1,263	(862)	401	124,110		AA+/Aa2 (4)
GSA - U.S. Department of Agriculture	579	455	(303)	152	N/A		implied AAA
Northrop Grumman Space & Mission Systems Corp.	776	777	(658)	119	14,831		NR/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	437	438	(304)	134	362	(5)	B/B2 (6)
Quantum Corporation (50%)	605	603	(322)	281	174		B-/B3
Vacant	—	(74)	—	(74)	N/A		N/A

Total	$9,274	$8,633	(6,502)	$2,131

(1) Based on information from FactSet at close of market on June 30, 2009.

(2) Covance has a $1.0 billion net worth and no long-term debt.

(3) PetSmart, Inc. is rated BB.

(4) Cincom Systems, Inc. is not rated.

(5) In December 2005, Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) purchased Party City for $362 million.

(6) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty’s expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty’s SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements will be specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772